As filed with the Securities and Exchange Commission on July 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________________

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	13-2744380
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 New Hyde Park Road

New Hyde Park, New York 11042

(516) 869-9000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

____________________

1998 EQUITY PARTICIPATION PLAN OF KIMCO REALTY CORPORATION

(Full title of the plan)

____________________

Bruce Rubenstein, Esq.

General Counsel

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042

(516) 869-9000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

____________________

Copies to:

Joel H. Trotter, Esq.

Latham & Watkins LLP

555 Eleventh Street NW Suite 1000

Washington, DC 20004

(202) 637-2165

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                                                                                Accelerated filer   [  ]

Non-accelerated filer    [   ]                                                                                Smaller reporting company   [  ]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share not previously registered	5,000,000	$34.54	$172,700,000	$6,787

(1)    Represents the number of additional shares of the Company’s Common Stock reserved for issuance pursuant to the Second Amendment to the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation, as approved by the Company’s stockholders on May 13, 2008.  Pursuant to Rule 416 under the Securities Act of 1933, as amended, additional shares of the Company’s Common Stock, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)    For purposes of computing the registration fee only.  Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($34.54) of the Company’s common stock as reported on the New York Stock Exchange on July 28, 2008.

EXPLANATORY NOTE

 On August 13, 1998, Kimco Realty Corporation, a Maryland corporation (the “Company”) registered 9,000,000 shares of its common stock, par value $0.01 per share, (“Common Stock”), to be offered or sold to participants under the 1998 Equity Participation Plan of Kimco Realty Corporation, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-61323).  On June 8, 2001, the Company registered an additional 9,000,000 shares of Common Stock to be offered or sold to participants under the Plan pursuant to the Registration Statement on Form S-8 (File No. 333-62626).  On June 16, 2006, the Company registered an additional 5,000,000 shares of Common Stock to be offered or sold to participants under the Plan pursuant to the Registration Statement on Form S-8 (File No. 333-135087).  The Second Amendment to the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation, as approved by the Company’s stockholders on May 13, 2008, amended the Plan to increase the number of shares available for issuance under the Plan by 5,000,000 shares of Common Stock.  This Registration Statement is being filed in order to register such additional 5,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

A.	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008 including all material incorporated by reference therein.
B.	Our definitive proxy statement on Schedule 14A for the year ended December 31, 2007 filed on March 27, 2008, including all material incorporated by reference therein.
C.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 8, 2008, including all material incorporated by reference therein.
D.

The contents of the Registration Statement on Form S-8 (File No. 333-61323) with respect to 9,000,000 shares of Common Stock including all material incorporated by reference therein and all amendments thereto.

E.

The contents of the Registration Statement on Form S-8 (File No. 333-62626) with respect to 9,000,000 shares of Common Stock including all material incorporated by reference therein and all amendments thereto.

F.

The contents of the Registration Statement on Form S-8 (File No. 333-135087) with respect to 5,000,000 shares of Common Stock including all material incorporated by reference therein and all amendments thereto.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not required to be filed with this registration.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Maryland law, a Maryland corporation may include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the “Act”) is against public policy and is unenforceable pursuant to Section 14 of the Act.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Description
5.1	Opinion of Counsel.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditor’s Registered Public Accounting Firm Consent.
23.3	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of New Hyde Park, State of New York, on July 29, 2008.

KIMCO REALTY CORPORATION

By:          /s/ Michael V. Pappagallo

Name: Michael V. Pappagallo

Title:    Executive Vice President and

 Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Milton Cooper and Michael V. Pappagallo as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

S-1

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Milton Cooper	Chairman of the Board of	July 29, 2008
Milton Cooper	Directors and Chief Executive
	Officer (Principal Executive Officer)	July 29, 2008

/s/ Michael J. Flynn	Vice Chairman of the Board of
Michael J. Flynn	Directors, President and Chief
Operating Officer

/s/ David B. Henry	Vice Chairman of the Board of	July 29, 2008
David B. Henry	Directors and Chief Investment
Officer

/s/ Philip E. Coviello	Director	July 29, 2008
Philip E. Coviello

/s/ Richard G. Dooley	Director	July 29, 2008
Richard G. Dooley

/s/ Frank Lourenso	Director	July 29, 2008
Frank Lourenso

/s/ Joe Grills	Director	July 29, 2008
Joe Grills

/s/ F. Patrick Hughes	Director	July 29, 2008
F. Patrick Hughes

/s/ Richard B. Saltzman	Director	July 29, 2008
Richard B. Saltzman

/s/ Michael V. Pappagallo	Executive Vice President and	July 29, 2008
Michael V. Pappagallo	Chief Financial Officer
(Principal Financial Officer)

/s/ Glenn G. Cohen	Vice President and Treasurer	July 29, 2008
Glenn G. Cohen	(Principal Accounting Officer)

S-2

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Counsel.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. Independent Auditors’ Consent.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to the Registration Statement).